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                                                                    EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT

The Board of Directors
Midland Financial Group, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 for the 1992 Long-Term Incentive Plan and the Registration Statement on Form S-8 for the 1989 Incentive Stock Option Plan of Midland Financial Group, Inc. of our report dated March 22, 1996, except as to note 12, which is dated May 31, 1996, relating to the consolidated balance sheets of Midland Financial Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income (loss), changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 annual report on Form 10-K/A of Midland Financial Group, Inc.

As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.



                                                 KPMG Peat Marwick LLP

Memphis, Tennessee
January 13, 1997